UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 5, 2022

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 5, 2022, the Board of Directors (the “Board”) of Huntington Ingalls Industries, Inc. (the “Company”) elected Leo P. Denault as a member of the Board, effective immediately, with a term expiring at the 2023 annual meeting of stockholders. The Board has also appointed Mr. Denault to serve on its Audit Committee and Finance Committee, effective immediately.

Mr. Denault has served as the Executive Chairman of the Board of Directors of Entergy Corporation since November 2022. From February 2013 until he assumed his current position, Mr. Denault served as Chairman of the Board and Chief Executive Officer of Entergy Corporation. From February 2004 until January 2013, he served as Executive Vice President and Chief Financial Officer of Entergy Corporation. Mr. Denault served as Vice President, Corporate Development for Entergy Corporation from March 1999 until February 2004. Prior to that, he was Vice President, Corporate Development for Cinergy Corporation (now Duke Energy).

Mr. Denault currently serves on the board of directors of Edison Electric Institute, The Institute of Nuclear Power Operators and the Atlanta Center Regional Governing Board of the World Association of Nuclear Operators. He also serves on the board of directors of Jobs for America’s Graduates.

Mr. Denault received a B.S. from Ball State University and a M.B.A. from Indiana University.

Mr. Denault will be entitled to receive compensation under the Company’s non-employee director compensation program, as described in the section titled “Director Compensation” in the Company’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 21, 2022. In addition, the Company and Mr. Denault will enter into the Company’s standard form of indemnification agreement. The Company will agree to indemnify Mr. Denault against liability, subject to certain limitations, arising out of his performance of his duties as a director. In addition, the Company will agree, subject to certain limitations, to advance expenses Mr. Denault may incur as a result of any proceeding against him for which he would be entitled to indemnity.

A copy of the Company’s press release announcing Mr. Denault’s election is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1	Press release dated December 9, 2022

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: December 9, 2022	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President, Associate General Counsel and Secretary